EXHIBIT 5(a) and 23(a)

July 7, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

         Re:    Old Kent Financial Corporation
                  Registration Statement on Form S-8
                  Old Kent Financial Corporation
                  Stock Option Plan for Holders of Unexercised
                  Options Under the CFSB Bancorp, Inc.
                  1994 Stock Option and Incentive Plan and the
                  CFSB Bancorp, Inc. 1990 Stock Option Plan

Dear Sir or Madam:

                    We represent Old Kent Financial Corporation, a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 122,001 shares of the Company's common stock, $1 par value ("Common Stock").

                    As counsel for the Company, we are familiar with its Restated Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We also have reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                    On the basis of the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, any and all shares of Common Stock that are the subject of the Registration Statement will, when issued upon exercise of stock options under the above-captioned plan according to their terms and payment of the purchase price therefore to the Company, be legally issued, fully paid and nonassessable.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Old Kent Financial Corporation Stock Option Plan for Holders of Unexercised Options Under the CFSB Bancorp, Inc. 1994 Stock Option and Incentive Plan and the CFSB Bancorp, Inc. 1990 Stock Option Plan.

WARNER NORCROSS & JUDD LLP

By /s/ Gordon R. Lewis
Gordon R. Lewis
A Partner

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